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                                                                     EXHIBIT 2.2


                       AMENDMENT TO AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                 THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of June 27, 1995 (this "Amendment"), is by and among USA Waste Services, Inc., an Oklahoma corporation ("Parent"), Chambers Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Subsidiary"), and Chambers Development Company, Inc., a Delaware corporation (the "Company").

                 WHEREAS, Parent, Subsidiary and Chambers have entered into that certain Amended and Restated Agreement and Plan of Merger, dated effective as of November 28, 1994 (the "Merger Agreement"), providing for the merger of Subsidiary with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent; and

                 WHEREAS, Parent, Subsidiary and the Company desire to amend the Merger Agreement in certain respects, as provided herein.

                 NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 1. Section 7.6(b) of the Merger Agreement is hereby amended by replacing the amount "$28,000,000" with the amount "$21,000,000."

                 2. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                 3. Upon execution of this Amendment by the parties, the Merger Agreement shall be deemed amended as provided herein, but, except as so amended, the Merger Agreement shall continue in full force and effect.

                 IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Amendment to be signed by their respective officers as of the date first written above.


                                        USA WASTE SERVICES, INC



                                        By:
                                           ______________________________
                                           Earl E. DeFrates
                                           Executive Vice President






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                                        CHAMBERS ACQUISITION
                                          CORPORATION



                                        By:
                                            ______________________________
                                            Earl E. DeFrates
                                            Executive Vice President



                                        CHAMBERS DEVELOPMENT
                                          COMPANY, INC.



                                        By:
                                           ______________________________
                                               Alexander W. Rangos
                                                    President